Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

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Registration Statement (Form S-8 No. 333-132192) pertaining to the 2005 Stock Option and Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

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Registration Statement (Form S-8 No. 333-159004) pertaining to the 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

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Registration Statement (Form S-8 No. 333-202548) pertaining to the Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

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Registration Statement (Form S-8 No. 333-216242) pertaining to the Second Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.,

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Registration Statement (Form S-8 No. 333-226114) pertaining to the Machinio Corp. 2014 Stock Incentive Plan,

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Registration Statement (Form S-8 No. 333-236547) pertaining to the Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.; and

•
Registration Statement (Form S-8 No. 333-263036) pertaining to the Third Amended and Restated 2006 Omnibus Long-Term Incentive Plan of Liquidity Services, Inc.

of our report dated December 9, 2021, with respect to the consolidated financial statements and schedule of Liquidity Services, Inc. and subsidiaries, for the year ended September 30, 2021 included in this Annual Report (Form 10-K) of Liquidity Services, Inc. for the year ended September 30, 2023.

/s/ Ernst & Young LLP

Tysons, Virginia

December 7, 2023